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                                                                   Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements of Eltrax Systems, Inc. on Forms S-3 (File No. 333-37013; File No. 333-53965; File No. 333-51003) and on Form S-8 (File No. 333-26015) of our report dated March 26, 1999, on our audits of the consolidated financial statements of Sulcus Hospitality Technologies Corp. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this Form 8-K.

                                            Crowe, Chizek and Company LLP



Columbus, Ohio
March 29, 1999